                                                                    EXHIBIT 1.1


                                                        DRAFT: January 23, 1996





                             MERCURY AIR GROUP, INC.

                                  $25,000,000*

         ___% Convertible Subordinated Debentures due February __, 2006

                             UNDERWRITING AGREEMENT


                                January __, 1996

EVEREN Securities, Inc.
Crowell, Weedon & Co.
c/o EVEREN Securities, Inc.
77 West Wacker Drive, Suite 3100
Chicago, Illinois 60601

Ladies and Gentlemen:

          Pursuant to the terms of this Underwriting Agreement (this "Agreement"), Mercury Air Group, Inc., a New York corporation (the "Company"), proposes to sell to the underwriters named in Schedule I hereto (the "Underwriters") an aggregate of $25,000,000 principal amount of its ____% Convertible Subordinated Debentures due February __, 2006 (the "Firm Debentures"). The Firm Debentures are to be sold to the Underwriters, acting severally and not jointly, in such amounts as are set forth in Schedule I hereto opposite the name of such Underwriter. The Company also proposes to grant to the Underwriters a one-time option to purchase up to an additional $3,750,000 in principal amount of the Company's ___% Convertible Subordinated Debentures due February __, 2006 as provided for in Section 2 of this Agreement (the "Option Debentures"). The Firm Debentures and the Option Debentures purchased pursuant to this Agreement are herein collectively referred to as the "Debentures." The Debentures are to be issued pursuant to an Indenture (the "Indenture"), to be dated as of January ___, 1996, between the Company and IBJ Schroder Bank & Trust Company, as trustee (the "Trustee").

          The Company and the Underwriters hereby agree to the following matters with respect to the purchase and sale of the Debentures:


______________________

*/ Plus an option to purchase up to an additional $3,750,000 aggregate principal amount of the Debentures to cover over-allotments, if any.

     1. REGISTRATION STATEMENT AND PROSPECTUS. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-1 (File No. 33-65085), including a preliminary prospectus and a Statement of Eligibility on Form T-1 with respect to the Trustee pursuant to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), relating to the Debentures and certain amendments thereto. The Company expects to file the prospectus containing the information required by Commission Rule 430A pursuant to Commission Rule 424(b) under the Act. The registration statement as amended at the time it becomes effective, including all exhibits thereto (except the Statement of Eligibility on Form T-1 with respect to the Trustee), is referred to in this Agreement as the "Registration Statement" and the prospectus in the form filed with the Commission as part of the Registration Statement or, if applicable, in the form first filed pursuant to Commission Rule 424(b) after the Registration Statement becomes effective is referred to in this Agreement as the "Prospectus."

     2.   AGREEMENT TO SELL AND PURCHASE.

          (a) On the basis of the representations, warranties and agreements of the Company herein contained and subject to the terms and conditions set forth herein, the Company hereby agrees to issue and sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price of $_______ per $1,000 principal amount, the number of Firm Debentures set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Firm Debentures as such Underwriter shall be obligated to purchase pursuant to the provisions of Section 9 hereof).

          (b) The Company agrees to sell to the Underwriters and, on the basis of the representations, warranties and agreements of the Company set forth herein and subject to the terms and conditions set forth herein, the Underwriters shall have the right to purchase, severally and not jointly, from the Company all or any portion of the Option Debentures at the purchase price set forth above plus accrued interest upon delivery to the Company of the notice hereinafter referred to. Option Debentures may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Debentures. If any Option Debentures are to be purchased, each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Option Debentures which bears the same proportion to the total number of Option Debentures to be purchased from the Company as the number of Firm Debentures set forth opposite such Underwriter's name in Schedule I (or such number of Firm Debentures increased pursuant to the terms set forth in Section 9 hereof) bears to the total number of Firm Debentures.

     3. TERMS OF PUBLIC OFFERING. The Company is advised by the Underwriters that the Underwriters have agreed to make a public offering of their respective portions of the Debentures as soon after the Registration Statement has become effective and this Agreement has been executed as in the judgment of the Underwriters is advisable and to first offer the Debentures upon the terms set forth in the Prospectus.

     4.   DELIVERY OF THE DEBENTURES AND PAYMENT THEREFOR.

          (a) Delivery to the Underwriters of the Firm Debentures shall be made against payment therefor at 7:00 a.m., California time, on February __, 1996 (the "Closing Date") at the offices of Orrick, Herrington & Sutcliffe, 777 South Figueroa Street, Los Angeles, California 90017. The place of the closing and the Closing Date may be varied by agreement among the Underwriters and the Company.

          (b) Delivery to the Underwriters of any Option Debentures to be purchased by the several Underwriters shall be made in Los Angeles, California against payment therefor at the offices of Orrick, Herrington & Sutcliffe at such time and on such date (the "Option Closing Date"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than two nor later than three business days after the giving of the notice hereinafter referred to, as shall be specified in a written notice from the Underwriters to the Company of the determination to purchase Option Debentures in such principal amount as specified in said notice. Said notice may be given at any time within 30 days after the date of the execution of this Agreement. The place of the closing and the Option Closing Date may be varied by agreement between the Underwriters and the Company.

          (c) Certificates for the Firm Debentures and for the Option Debentures shall be registered in such names and in such denominations as the Underwriters shall request prior to 9:00 a.m., California time, on the second full business day preceding the Closing Date or the Option Closing Date, as the case may be. Such certificates shall be made available to the Underwriters at the office of The Depository Trust Company, New York, New York, for inspection and packaging not later than 9:00 a.m., California time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Debentures and the Option Debentures shall be delivered to the Underwriters on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, against payment of the purchase price therefor by certified or official bank checks payable in Los Angeles Clearing House or other next day funds to the order of the Company, subject to change by written agreement of the Company and the Underwriters.

     5. AGREEMENTS OF THE COMPANY. The Company agrees with the several Underwriters as follows:

          (a) The Company will endeavor to cause the Registration Statement to become effective and will advise the Underwriters promptly and, if requested by the Underwriters, will confirm such advice in writing, (A) when the Registration Statement has become effective and when any post effective amendment to it becomes effective, and of the filing of any final prospectus or supplement or amendment to the Prospectus, (B) of any request by the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Debentures for offering or sale in any jurisdiction, or the initiation or contemplation known to the Company of any proceeding for such purposes, and (D) within the period of time referred to in paragraph (f) below, of the happening of any event which makes any statement made in the Registration Statement or Prospectus (as then amended or supplemented) untrue in any material respect or which requires the making of any additions to or changes in the Registration Statement or Prospectus (as then amended or supplemented) in order to make the statements therein not misleading or the necessity to amend or supplement the Prospectus to comply with the Act, the Trust Indenture Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment.

          (b) If, at the time that the Registration Statement becomes effective, any information shall have been omitted therefrom in reliance upon Rule 430A under the Act, then promptly following the execution of this Agreement, the Company will prepare and file with the Commission, in accordance with Rule 430A and Rule 424(b) under the Act, copies of an amended Prospectus or, if required by Rule 430A, a post-effective amendment to the Registration Statement (including an amended Prospectus) containing all information so omitted.

          (c) The Company will furnish to the Underwriters, without charge, three signed copies of the Registration Statement and of each amendment thereto, including all exhibits thereto, and will also furnish to the Underwriters, without charge, for transmittal to each of the other Underwriters such number of conformed copies of the Registration Statement and of each amendment thereto as the Underwriters may reasonably request.

          (d) The Company will not file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus of which the Underwriters shall not previously have been advised or to which the Underwriters shall promptly after being so advised reasonably object in writing.

          (e) Prior to the effective date of the Registration Statement, the Company has delivered or will deliver to each of the Underwriters, without charge, copies of each form of preliminary prospectus in such quantities as they have reasonably requested or may hereafter reasonably request. The Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Debentures are offered by the several Underwriters and by dealers, prior to the effective date of the Registration Statement, of each preliminary prospectus so furnished by the Company.

          (f) On the effective date of the Registration Statement and thereafter from time to time during such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with offers or sales of the Debentures by an Underwriter or a dealer, the Company will deliver to each Underwriter and dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as they may reasonably request. During such period, if any event occurs which in the judgment of the Company, or in the opinion of counsel for the Underwriters, should be set forth in the Prospectus in order to ensure that no part of the Prospectus includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances at the time the Prospectus is delivered to a purchaser, not misleading, the Company will forthwith prepare, submit to the Underwriters, file with the Commission and deliver, without charge to the several Underwriters and dealers (whose names and addresses will be furnished by the Underwriters to the Company) to whom Debentures have been sold by the Underwriters or to other dealers any amendments or supplements to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will comply with the standards set forth in this sentence. The Company consents to the use of such Prospectus (and of any amendments or supplements thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions described in the preliminary Blue Sky memorandum in which the Debentures are lawfully offered by the several Underwriters and by all dealers to whom Debentures may be sold, both in connection with the offering or sale of the Debentures and for such period of time thereafter as the Prospectus is required by law to be delivered in connection therewith. In case any Underwriter is required to deliver a Prospectus (and any amendment or supplement thereto) more than nine months after the first date upon which the Debentures are offered to the public, the Company will, upon the request of the Underwriters and at the expense of the Company, furnish such Underwriter with reasonable quantities of a Prospectus complying with Section 10(a)(3) of the Act.

          (g) The Company will cooperate with the Underwriters and counsel for the Underwriters in connection with the registration or qualification of the Debentures for offer and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as the Underwriters may designate and will file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided that in no event shall the Company be obligated (i) to qualify to do business in any jurisdiction where it is not now so qualified or (ii) to file any general consent to service of process.

          (h) The Company will make generally available to its security holders an earnings statement of the Company, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which earnings statement shall satisfy the provisions of Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including Rule 158).

          (i)  For a period of five years after the date of this Agreement:

                    (1) the Company will furnish to the Underwriters (1) as soon as available, a copy of each report of the Company of general interest mailed to any class of its security holders, (2) copies of all annual reports and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K and any amendment thereto or such other similar forms as may be designated by the Commission and (3) from time to time, such other information concerning the Company as the Underwriters may reasonably request;

                    (2) if, at any time during such five year period, the Company shall cease filing with the Commission the annual reports and current reports on Forms 10-K, 10-Q and 8-K or other similar forms referred to in clause (1) above, the Company will forward to its stockholders generally and the Underwriters and upon request to each of the other Underwriters (i) as soon as practicable after the end of each fiscal year, copies of a balance sheet and statements of income and retained earnings of the Company as of the end of and for such fiscal year, certified by independent public accountants, and (ii) as soon as practicable after the end of each quarterly fiscal period, except for the last quarterly fiscal period in each fiscal year, a summary statement (which need not be certified) of income and retained earnings of the Company for such period, which shall also be made publicly available.

          (j) The Company will pay, or reimburse if paid by the Underwriters, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance by it of its obligations under this Agreement including, without limiting the generality of the foregoing, (i) preparation, printing, filing and distribution (including postage, air freight charges and charges for counting and packaging) of the original registration statement, the Registration Statement, each preliminary prospectus, the Prospectus, each amendment and/or supplement to any of the foregoing, and this Agreement and other underwriting agreements and the Indenture, (ii) furnishing to the several Underwriters and dealers copies of the foregoing materials as reasonably requested by the Underwriters, (iii) the registrations or qualifications referred to in paragraph (g) above (including reasonable fees and disbursements of counsel in connection therewith) and expenses of printing and delivering to the several Underwriters copies of the preliminary and final Blue Sky Memoranda, (iv) the review of the terms of the public offering of the Debentures by the NASD (including the filing fees paid to the NASD in connection therewith) and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith, (v) the performance by the Company of its other obligations under this Agreement, including the fees of the Company's counsel and accountants, (vi) the issuance of the Debentures and the preparation and printing of the certificates representing the Debentures, (vii) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Debentures, (viii) all fees and expenses associated with obtaining credit ratings on the Debentures, (ix) all travel, lodging and reasonable living expenses incurred by the Company in connection with marketing, dealer and other meetings attended by the Company and the Underwriters in marketing the Debentures, (x) furnishing to the several Underwriters copies of all reports and information required by paragraph (i) above, including reasonable costs of shipping and mailing and
(xi) the fees payable to The American Stock Exchange (the "AMEX") in connection with the listing of the Debentures on the AMEX.

          (k) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than by notice given by the Underwriters to terminate this Agreement pursuant to Section 9 hereof), the Company agrees to reimburse the several Underwriters for all out-of-pocket expenses (including reasonable fees and expenses of counsel for the Underwriters) reasonably incurred by them in connection herewith but without any further obligation of the Company for lost profits or otherwise; provided, however, that the Company's reimbursement obligation pursuant to this Section 5(k) shall not exceed $100,000. If this Agreement is terminated pursuant to Section 9 hereof, the several Underwriters shall themselves bear any such out-of-pocket expenses incurred by them.

          (l) The Company will apply the net proceeds from the sale of the Debentures to be sold by it under this Agreement for the purposes set forth in the Prospectus under the caption "Use of Proceeds."

          (m) If at any time during the 25-day period after the Registration Statement becomes effective or the period prior to the Option Closing Date, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your opinion the market price of the Company's Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above, forthwith prepare, consult with you concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

          (n) The Company will cause the Debentures to be listed on the AMEX prior to the Firm Closing Date. The Company will ensure that the Debentures remain listed on the AMEX following the Firm Closing Date.

     6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Underwriter that:

          (a) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto or filed pursuant to Rule 424(b) under the Act complied in all material respects when so filed with the provisions of the Act and the Trust Indenture Act and the rules and regulations thereunder; except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus (or any supplement or amendment thereto) made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter specifically for use in the Registration Statement or to statements in or omissions from the Registration Statement or the Prospectus (or any supplement or amendment thereto) relating to that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification on Form T-1 under the Trust

Indenture Act of the Trustee. The Commission has not issued any order preventing or suspending the use of any preliminary prospectus.

          (b) The Registration Statement in the form in which it becomes effective and also in such form as it may be when this Agreement is executed or any post-effective amendment to the Registration Statement shall become effective, and the Prospectus when and in the form last filed with the Commission as part of the Registration Statement prior to effectiveness or, if applicable, first filed pursuant to Rule 424(b) under the Act, and when any supplement or amendment thereto is filed with the Commission, each will comply in all material respects with the provisions of the Act and the Trust Indenture Act and the rules and regulations thereunder, will not at any such time contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus (or any supplement or amendment thereto) made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter specifically for use in the Registration Statement or to statements in or omissions from the Registration Statement or the Prospectus (or any supplement or amendment thereto) relating to that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of the Trustee.

          (c) There is no contract or other document of a character required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement by the Act or the Trust Indenture Act or the rules and regulations thereunder which is not described or filed as required.

          (d) Deloitte & Touche LLP, who are certifying certain of the consolidated financial statements of the Company included in the Registration Statement and the Prospectus, are independent public accountants as required by the Act.

          (e) The consolidated financial statements, together with the notes thereto, of the Company included in the Registration Statement and the Prospectus comply in all material respects with the Act and present fairly the consolidated financial position of the Company as of the dates indicated, and the results of operations, cash flows and changes in financial position of the Company for the periods specified. Such consolidated financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved except to the extent disclosed therein.

          (f) The Company and each of its subsidiaries have been duly organized and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation and are duly qualified to transact business, as such business is currently being conducted, as foreign corporations and are in good standing under the laws of all other jurisdictions where the ownership or leasing of their respective properties or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise) of the Company.

          (g) The Company has an authorized and outstanding capitalization as set forth in the Prospectus and the Debentures conform in all material respects to the description thereof contained in the Prospectus. All of the issued and outstanding shares of capital stock of the Company and each of its subsidiaries have been duly authorized, validly issued and are fully paid and non-assessable and free of preemptive or other similar rights. There are no options, agreements, contracts or other rights in existence to acquire from the Company any shares of capital stock except as set forth in the Prospectus.

          (h) The Indenture, which will be substantially in the form filed as an exhibit to the Registration Statement, has been duly authorized and duly qualified under the Trust Indenture Act and when executed and delivered by the Company and the Trustee, the Indenture will have been duly authorized, executed and delivered by the Company and will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally and to general principles of equity; and the Indenture conforms in all material respects to the description thereof in the Prospectus.

          (i) The Debentures have been duly authorized and, when executed and authenticated in accordance with the terms of the Indenture and issued and delivered in accordance with the terms of this Agreement against payment therefor, will have been duly executed, authenticated and delivered by the Company and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, subject, as to such benefit and enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and to general principles of equity; the Debentures conform in all material respects to the description thereof contained in the Prospectus; and the Debentures will be substantially in the form filed as an exhibit to the Registration Statement.

          (j) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated or contemplated therein, there has not been (A) any material adverse change in the condition (financial or otherwise), earnings, affairs, business or prospects of the Company or any of its subsidiaries, whether or not arising in the ordinary course of business, (B) any material transaction entered into, or any material liability or obligation incurred, by the Company or any of its subsidiaries other than in the ordinary course of business, (C) any change in the capital stock, or material increase in the short-term debt or long-term debt of the Company or any of its subsidiaries, or (D) any dividend or distribution of any kind declared, paid or made by the Company on its capital stock.

          (k) The Company and each of its subsidiaries have good and marketable title to all properties and assets described in the Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are referred to in the Prospectus or are not materially significant in relation to the businesses of the Company and its subsidiaries; all of the leases and subleases material to the business of the Company and each of its subsidiaries or under which the Company or a subsidiary holds properties described in the Prospectus are in full force and effect; and neither the Company nor any subsidiary has received any notice of any material claim of any sort which has been asserted by anyone adverse to the rights of the Company or any subsidiary as owner or as lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

          (l) Neither the Company nor any subsidiary is in default in the observance of any provision of its Certificate of Incorporation, by-laws or other organizational documents, or in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of its properties may be bound, the effect of which could be materially adverse to the condition (financial or otherwise), earnings, affairs, business or prospects of the Company or any such subsidiary.

          (m) The execution and delivery of this Agreement and the Indenture, the issuance and delivery of the Debentures, the consummation of the transactions contemplated herein and in the Registration Statement and the compliance with the terms of this Agreement have been duly authorized by all necessary corporate action and will not result in any violation of the Certificate of Incorporation or by-laws of the Company, and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company under any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company is a party or by which the Company, or any of its properties, is bound, or any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its properties.

          (n) No approval, authorization or consent of any court, governmental authority or agency having jurisdiction over the Company is required in connection with the issuance and delivery of the Debentures in accordance with the terms of this Agreement and the Indenture, except such as may be required under the Act, the Trust Indenture Act and state securities or Blue Sky laws.

          (o) Except as disclosed in the Registration Statement, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, or any arbitrator or arbitration panel, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries which could result in any material adverse change to the condition (financial or otherwise), earnings, affairs, business or prospects of the Company or any such subsidiary; and there is no decree, judgment or order of any kind in existence against or restraining the Company or any of its subsidiaries, or any of their respective officers, employees or directors, from taking any actions of any kind in connection with the business of the Company or any such subsidiary.

          (p) The Company and each of its subsidiaries own or possess or have obtained all material governmental licenses, permits, consents, orders, approvals and other authorizations necessary to lease or own, as the case may be, and to operate their properties and to carry on their business as presently conducted, and neither the Company nor any subsidiary has received any notice of proceedings related to revocation or modification of any such licenses, permits, consents, orders, approvals or authorizations which singly or in the aggregate, if the subject of an unfavorable ruling or finding, would be materially adverse to the condition (financial or otherwise), earnings, affairs, business or prospects of the Company or any subsidiary.

          (q) The Company and each of its subsidiaries are in compliance with all applicable federal, state and local laws and regulations that regulate or are concerned in any way with the business of the Company or any of its subsidiaries, where the effect of the failure to comply would be materially adverse to the condition (financial or otherwise), earnings, affairs, business or prospects of the Company or any subsidiary.

          (r) The Company and each of its subsidiaries own or possess, or can acquire on reasonable terms, trademarks, service marks and trade names necessary to conduct the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any trademark, service marks or trade names which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would be materially adverse to the condition (financial or otherwise), earnings, affairs, business or prospects of the Company or any subsidiary.

          (s) The Company has filed all tax returns required to be filed and is not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any tax returns which the Company is contesting in good faith or which are not material to the Company.

          (t) This Agreement has been duly executed and delivered by the Company.

          (u) The Company is not and does not intend to conduct businesses in a manner in which it would become an "investment company" as defined in Section 3(a) of the Investment Company Act of 1940, as amended (the "Investment Company Act").

          (v) The Company has timely filed all reports required to be filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since June 30, 1994.

          (w) No labor dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent that could result in a material adverse change in the condition (financial or otherwise), earnings, affairs, business or prospects of the Company or any of its subsidiaries, except as described in or contemplated by the Prospectus.

          (x) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition (financial or otherwise), earnings, affairs, business or prospects of the Company and its subsidiaries, except as described in or contemplated by the Prospectus.

          (y) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Prospectus.

          (z) Neither the Company nor any of its subsidiaries is in violation of any federal or state law or regulation relating to occupational safety and health or to the storage, handling or transportation of hazardous or toxic materials and the Company and its subsidiaries have received all permits, licenses or other approvals required of them under applicable federal and state occupational safety and health and environmental laws and regulations to conduct their respective businesses, and the Company and each such subsidiary is in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which would not, singly or in the aggregate, result in a material adverse change in the condition (financial or otherwise), earnings, affairs, business or prospects of the Company and its subsidiaries, except in each case as described in or contemplated by the Prospectus.

          (aa) Except for the shares of capital stock of each of the subsidiaries owned by the Company and except for shares of Western Pacific Airlines, Inc. and LAXCA owned by the Company, neither the Company nor any subsidiary owns any shares of stock or any other equity securities of any corporation or has any equity interest in any firm, partnership, association or other entity, except as described in or contemplated by the Prospectus.

          (bb) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that
(1) transactions are executed in accordance with management's general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (3) access to assets is permitted only in accordance with management's general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     7.   INDEMNIFICATION AND CONTRIBUTION.

          (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses whatsoever (including any investigation, legal or other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which they, or any of them, may become subject, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Registration Statement or the Prospectus or in any amendment or supplement thereto or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any such untrue statement or omission or allegation thereof which has been made therein or omitted therefrom in reliance upon and in conformity with information relating to such Underwriter furnished in writing to the Company by or on behalf of any Underwriter expressly for use therein; PROVIDED however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Debentures, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Debentures to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

          (b) If any action or claim shall be brought against any Underwriter or any person controlling such Underwriter, in respect of which indemnity may be sought against the Company, such Underwriter shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Any Underwriter or any such person controlling such Underwriter shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless
(i) the Company has agreed in writing to pay such fees and expenses, (ii) the Company has failed to assume the defense and employ counsel, or (iii) the named parties to any such action (including any impleaded party) included such Underwriter or controlling person and the Company and such Underwriter or controlling person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company and which may also result in a conflict of interest (in which case if such Underwriter or controlling person notifies the Company, the Company shall not have the right to assume the defense of such action on behalf of such Underwriter or controlling person, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all such Underwriters and controlling persons, which firm shall be designated in writing by the Underwriters). The Company shall not be liable for any settlement or any such action effected without the written consent of the Company, but if settled with the written consent of the Company, or if there shall be a final judgment for the plaintiff in any such action and the time for filing all appeals has expired, the Company agrees to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss or liability by reason of such settlement or judgment.

          (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with respect to information relating to such Underwriter furnished in writing to the Company by or on behalf of such Underwriter expressly for use in the Registration Statement, the Prospectus or any preliminary prospectus. If any action or claim shall be brought or asserted against the Company, any of its directors, any such officer, or any such controlling person based on the Registration Statement, the

Prospectus or any preliminary prospectus and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company pursuant to Section 7(b) hereof (except that if the Company shall have assumed the defense thereof, such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), and the Company, its directors, any such officers, and any such controlling person shall have the rights and duties given to the Underwriters by Section 7(b) hereof.

          (d) (i) If the indemnification of the Underwriters, the Company, its directors, its officers who sign the Registration Statement or their respective controlling persons provided for in this Section 7 is unavailable as a matter of law to the Underwriters, the Company or such directors, officers or controlling persons, as the case may be, in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the Underwriters, or the Company, as the case may be, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by damages, liabilities or expenses (A) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Debentures or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (A) above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The respective relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion in the case of the Company, as the total price paid to the Company for the Debentures by the Underwriters (net of underwriting discount but before deducting expenses), and in the case of the Underwriters as the underwriting discount received by them bears to the total of such amounts paid to the Company and received by the Underwriters as underwriting discount, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               (ii) The Company and the Underwriters agree that the determination of contribution pursuant to Section 7(d)(i) based on pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph would not be just and equitable (even if the several Underwriters were treated as one entity for such purpose). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth in this Section 7, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the

Debentures underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to the number of Firm Debentures set forth opposite their respective names in Schedule I to this Agreement and not joint.

          (e)  The indemnity and contribution agreements contained in this
Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company or its directors or officers (or any person controlling the Company), (ii) acceptance of any Debentures and payment therefor hereunder and (iii) any termination of this Agreement. A successor or assign of an Underwriter, the Company or its directors or officers, and their legal and personal representatives (or of any person controlling an Underwriter or the Company) shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

     8. CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters to purchase the Firm Debentures hereunder are subject to the following conditions:

          (a) That the Registration Statement shall have become effective not later than 4:00 p.m., Chicago time, on the date hereof, or at such later date and time as shall be consented to in writing by the Underwriters, and, if the Underwriters and the Company have elected to rely upon Rule 430A, the price of the Debentures and any price-related or other information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period, and on or prior to the Closing Date, the Company shall have provided evidence satisfactory to the Underwriters of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A.

          (b) That subsequent to the effective date of the Registration Statement, (i) there shall not have occurred any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company not contemplated by the Prospectus, which, in the Representatives' opinion, would materially adversely affect the market for the Debentures or make it impracticable or inadvisable to proceed with the offering or the delivery of the Debentures, as contemplated herein and in the Prospectus, or to attempt to enforce contracts for the purchase of Debentures, and (ii) the business and operations of the Company shall not have been adversely affected by strike, fire, flood, accident or other calamity (whether or not insured).

          (c) The Underwriters shall have received from McBreen, McBreen & Kopko, counsel for the Company, a favorable opinion dated the Closing Date and satisfactory to the Underwriters and the Underwriters' counsel to the effect that:

               (i) the Company and each of its subsidiaries listed in Exhibit 21 to the Registration Statement (the "Subsidiaries") have been duly organized and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation and are duly qualified to transact business as foreign corporations and are in good standing under the laws of all other jurisdictions where the ownership or leasing of their respective properties or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole;

               (ii) the Company and each of the Subsidiaries have the corporate power to own or lease their respective properties and conduct their respective businesses as described in the Registration Statement and the Prospectus, and the Company has the corporate power to enter into this Agreement and to carry out all of the terms and provisions hereof to be carried out by it;

               (iii) the issued shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned beneficially by the Company free and clear of any perfected security interests or, to the best knowledge of such counsel, any other security interests, liens, encumbrances, equities or claims;

               (iv) the Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus; all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all applicable federal and state securities laws or any liability of the Company resulting from noncompliance with any such laws has been terminated and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities; the Firm Debentures have been duly authorized by all necessary corporate action of the Company and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be validly issued, fully paid and nonassessable; the Debentures have been duly listed on the AMEX; no holders of outstanding shares of capital stock of the Company are entitled as such to any preemptive or other rights to subscribe for any of the Debentures; and no holders of securities of the Company are entitled to have such securities registered under the Registration Statement;

               (v) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, and by general principles of equity, except that such counsel need express no opinion as to the enforceability of the indemnity and contribution provisions of Section 7 of this Agreement.

               (vi) The Debentures have been duly and validly authorized, executed and delivered by the Company and when delivered and paid for pursuant hereto will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general principles of equity, and conform in all material respects to the description thereof in the Prospectus.

               (vii) The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general principles of equity; conforms in all material respects to the description thereof in the Prospectus; and has been duly qualified under the Trust Indenture Act.

               (viii) No authorization, approval, order or consent of any governmental authority or agency is required for the valid sale of the Debentures, except such as may be required under the Act, the Trust Indenture Act or the rules and regulations of the Commission thereunder or state securities laws as to which such counsel need express no opinion.

               (ix) The issuance and sale of the Debentures, the execution, delivery and performance of this Agreement and the Indenture by the Company and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a breach of any of the provisions of, or constitute a default under (A) the Company's Certificate of Incorporation or by-laws or any indenture, mortgage, deed of trust or other instrument or agreement known to such counsel to which the Company is a party or by which the Company is bound or to which any of its properties is subject or (B) any order known to such counsel, rule or regulation applicable to the Company of any court or other governmental authority or body having jurisdiction over the Company or any of its properties.

               (x) The Registration Statement has become effective under the Act, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act.

               (xi) The Registration Statement and the Prospectus and any supplements or amendments thereto (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply in all material respects as to form with the requirements of the Act, the Trust Indenture Act and the rules and regulations of the Commission thereunder and nothing has come to the attention of such counsel that would cause such counsel to believe that the Registration Statement, at the time it became effective, at the time this Agreement was executed and at the Closing Date, included or includes any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (xii)     The statements in the Prospectus in the
          sections captioned "Management -- Employment Agreements," "Certain Transactions," "Description of Debentures," "Certain Federal Income Tax Consequences" and "Description of Capital Stock" in each case insofar as such statements reflect a summary of the material legal matters or the documents referred to therein, fairly and accurately present the information called for by the Act and the applicable rules and regulations promulgated thereunder.

               (xiii) To the knowledge of such counsel there are no statutes or regulations, provisions of the New York Corporation Law or any pending or threatened litigation or governmental proceedings against the Company required to be described in the Prospectus which are not so described, nor, to the knowledge of such counsel, are there any contracts or documents required to be described in or filed as a part of the Registration Statement which are not described or filed as required.

          In expressing such opinions, such counsel may, as to matters of fact, rely on certificates of officers of the Company and of public officials. With respect to subparagraph (xii) above and the opinion regarding the statements in the Prospectus in the section captioned "Certain Federal Income Tax Consequences," such counsel may rely on an opinion of counsel satisfactory in form and scope to counsel for the Underwriters provided that a copy of any such opinion is delivered to the Representatives and to counsel for the Underwriters and the foregoing opinion states that counsel knows of no reason the Underwriters are not entitled to rely upon the opinion of such other counsel.

          (d) That the Underwriters shall have received on the Closing Date a favorable opinion dated the Closing Date from Orrick, Herrington & Sutcliffe, counsel for the Underwriters, as to such matters as the Underwriters may reasonably require.

          (e) That the Underwriters shall have received letters addressed to the Underwriters and dated the date hereof and the Closing Date from Deloitte & Touche, LLP independent public accountants for the Company, substantially in the forms heretofore approved by the Underwriters and counsel for the Underwriters.

          (f) That (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission at or prior to the Closing Date; (ii) there shall not have been any change in the capital stock of the Company nor any material increase in the short or long-term debt of the Company from that set forth or contemplated in the Registration Statement; (iii) there shall not have been, since the respective dates as to which information is given in the Registration Statement and the Prospectus, except as may otherwise be set forth or contemplated in the Registration Statement and the Prospectus, any material adverse change in the financial condition or results of operations of the Company; (iv) the Company shall not have incurred any material liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), other than those reflected in the Registration Statement, and (v) all of the representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date hereof and the Closing Date as if made on and as of each such date, and the Underwriters shall have received a certificate, dated the Closing Date and signed by the Chairman of the Board and Chief Executive Officer and the President and Chief Operating Officer (or such other officers as are acceptable to the Underwriters) to the effect set forth in this Section 8(f) and in Section 8(h) hereof.

          (g) Within 24 hours after the Registration Statement becomes effective, or within such longer period as to which the Underwriters shall have consented, the Debentures shall have been qualified for sale or exempted from such qualification under the securities laws of such jurisdictions (subject to Section 5(vii) hereof) as the Underwriters shall have designated prior to the time of execution of this Agreement and such qualification or exemption shall continue in effect to and including the Closing Date.

          (h) That the Company shall not have failed at or prior to the Closing Date to have performed or complied in all material respects with any of the agreements herein contained and required to be performed or complied with by it at or prior to the Closing Date.

          The several obligations of the Underwriters to purchase Option Debentures hereunder are subject to the satisfaction on and as of the Option Closing Date of the conditions set forth in paragraphs (a) through (h); except that the opinions called for in paragraphs (c) and (d) shall be revised to reflect the sale of Option Debentures and shall be dated the Option Closing Date, if different from the Closing Date.

     9.   EFFECTIVE DATE OF AGREEMENT.

          (a) This Agreement shall become effective when notice of the effectiveness of the Registration Statement has been released by the Commission. Until such time as this

Agreement shall have become effective, it may be terminated by the Company by notifying the Underwriters, or by the Underwriters by notifying the Company.

          (b) If any one or more of the Underwriters shall fail or refuse to purchase Firm Debentures which it or they have agreed to purchase under this Agreement and the aggregate principal amount of Firm Debentures which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Firm Debentures, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the principal amount of Firm Debentures set forth opposite its name in Schedule I bears to the aggregate principal amount of Firm Debentures set forth opposite the names of all non-defaulting Underwriters, to purchase the Firm Debentures which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase. If any Underwriter or Underwriters shall fail or refuse to purchase Firm Debentures and the aggregate principal amount of Firm Debentures with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Firm Debentures and arrangements satisfactory to the Underwriters and the Company for the purchase of such Firm Debentures are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case which does not result in termination of this Agreement, either the Underwriters or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement.

          (c) Any notice under this Section 9 may be made by telecopy or telephone but shall be subsequently confirmed by letter.

     10. TERMINATION OF AGREEMENT. The Underwriters shall have the right to terminate this Agreement at any time prior to the Closing Date (and with respect to the Option Debentures, the Option Closing Date) by notice to the Company from the Underwriters, without liability (other than with respect to Section 7) on the Underwriters' part to the Company if, on or prior to such date, (i) the Company shall have failed, refused or been unable to perform in any material respect any agreement on its part to be performed hereunder,
(ii) any other condition to the obligations of the Underwriters hereunder as provided in Section 8 is not fulfilled when and as required in any material respect, (iii) trading in securities generally on the New York Stock Exchange, the AMEX or the NASD Automated Quotation System shall have been suspended or materially limited, or minimum prices shall have been established on such exchange or system by the Commission, or by such exchange or system or other regulatory body or governmental authority having jurisdiction, (iv) a general banking moratorium shall have been declared by Federal, New York or Illinois State authorities, (v) there is a material outbreak or escalation of armed hostilities involving the United States on or after the date hereof, or if there has been a declaration by the United States of a national emergency or war, the effect of which shall be, in the Underwriters' reasonable judgment, to make it inadvisable or impracticable to proceed with the public offering or delivery of the Debentures on the terms and in the manner contemplated in the Prospectus as supplemented or amended prior to the occurrence of such event, (vi) in the Underwriters' reasonable opinion any material adverse change shall have occurred since the respective dates as of which information is given in the Registration Statement or the Prospectus (as supplemented or amended prior to the occurrence of such event) in the condition (financial or other) of the Company whether or not arising in the ordinary course of business other than as set forth in the Prospectus as supplemented or amended prior to the occurrence of such event, or (vii) there shall have been such a material adverse change in general economic, political or financial conditions or if the effect of international conditions on the financial markets in the United States shall be such as, in the Underwriters' reasonable opinion, makes it inadvisable or impracticable to proceed with the delivery of the Debentures as contemplated hereby. Notice of such cancellation shall be given to the Company by telecopy or telephone but shall be subsequently confirmed by letter.

     11.  MISCELLANEOUS.

          (a) Except as otherwise provided in Sections 9 and 10 hereof, notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered (a) if to the Company, at the office of the Company at 5456 McConnell Avenue, Los Angeles, California 90066. Attention:
Chairman and Chief Executive Officer, or (b) if to the Underwriters, at the offices of EVEREN Securities, Inc., 77 West Wacker Drive, Suite 3100, Chicago, Illinois 60601, Attention: Stephen G. Moyer, or in any case to such other address as the person to be notified may have requested in writing.

          (b) This Agreement is made solely for the benefit of the several Underwriters, the Company, their directors and officers and other controlling persons referred to in Section 7 hereof, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser from any of the several Underwriters of any of the Debentures in his status as such purchaser.

     12. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

     13. COUNTERPARTS. This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

          Please confirm that the foregoing correctly sets forth the agreement among the Company and the several Underwriters.

                              Very truly yours,

                              MERCURY AIR GROUP, INC.



                              By:__________________________________
                                           Seymour Kahn
                               Chairman and Chief Executive Officer


Accepted and delivered as of the date first written above.

EVEREN Securities, Inc.
Crowell, Weedon & Co.


By: EVEREN SECURITIES, INC.


By:___________________________

                             MERCURY AIR GROUP, INC.


                                   SCHEDULE I

                                  UNDERWRITERS

                                                               PRINCIPAL AMOUNT
NAME                                                           OF FIRM DEBENTURES
----                                                           ------------------
EVEREN Securities, Inc . . . . . . . . . . . . . .
Crowell, Weedon & Co.  . . . . . . . . . . . . . .


     TOTAL . . . . . . . . . . . . . . . . . . . .                $25,000,000
                                                                  -----------